EXHIBIT 25.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification Number

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Robert T. Jones

U.S. Bank National Association

425 Walnut Street, CN-WN-06CT

Cincinnati, Ohio 45202

(513) 632-4427

(Name, address and telephone number of agent for service)

VENTAS, INC.
VENTAS CAPITAL CORPORATION
VENTAS REALTY, LIMITED PARTNERSHIP

SEE “TABLE OF CO-OBLIGORS” ON THE FOLLOWING PAGE.

(Exact name of obligor as specified in its charter)

Delaware	61-1055020 35-2168770 61-1324573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10350 Ormsby Park Place, Suite 300 Louisville, Kentucky	40207-1642
(Address of principal executive offices)	(Zip Code)

6 3/4% Senior Notes due 2010
 (Title of indenture securities)

TABLE OF CO-OBLIGORS

The following direct or indirect subsidiaries of Ventas, Inc. are co-obligors for the purpose of providing guarantees, if any, of payments on the 6 3/4% Senior Notes due 2010 of Ventas Capital Corporation and Ventas Realty, Limited Partnership.  Ventas, Inc. may also provide guarantees of payments on the 6 3/4% Senior Notes due 2010 of Ventas Capital Corporation and Ventas Realty, Limited Partnership.  The principal executive offices of each co-registrant set forth below are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40207-1642, telephone (502) 357-9000.

Name	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Ventas LP Realty, L.L.C.	Delaware	52-2093507
Ventas Healthcare Properties, Inc.	Delaware	26-0055985
Ventas TRS, LLC	Delaware	43-1981928
Ventas Management, LLC	Delaware	43-2068276
Ventas Framingham, LLC	Delaware	43-2068275
Ventas Sun LLC	Delaware	20-3032275
Ventas Cal Sun LLC	Delaware	20-3032284
Ventas Provident, LLC	Delaware	20-2954370
ElderTrust	Maryland	23-2932973
ElderTrust Operating Limited Partnership	Delaware	23-2915846
ET Capital Corp.	Delaware	23-2945788
ET Sub-Berkshire Limited Partnership	Delaware	23-2946053
ET Berkshire, LLC	Delaware	23-3074121
Cabot ALF, L.L.C.	Delaware	23-2975032
Cleveland ALF, L.L.C.	Delaware	23-2974999
ET Sub-Heritage Woods, L.L.C.	Delaware	23-2946017
ET Sub-Highgate, L.P.	Pennsylvania	23-2946046
ET GENPAR, L.L.C.	Delaware	23-2945800
ET Sub-Lacey I, L.L.C.	Delaware	23-2946020
ET Sub-Lehigh Limited Partnership	Delaware	23-3074122
ET Lehigh, LLC	Delaware	23-3074118
ET Sub-Lopatcong, L.L.C.	Delaware	23-2945801
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	Virginia	23-2946005
ET Pennsburg Finance, L.L.C.	Delaware	23-3024248
ET Sub-Phillipsburg I, L.L.C.	Delaware	23-2945793
ET Sub-Pleasant View, L.L.C.	Delaware	23-2946018
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia	23-2946049
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia	23-2946044
ET Sub-Sanatoga Limited Partnership	Delaware	23-3074124
ET Sanatoga, LLC	Delaware	23-3074120
ET Sub-SMOB, L.L.C.	Delaware	23-2945798
Vernon ALF, L.L.C.	Delaware	23-2975030
ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia	23-2946022
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia	23-2946052
ET Wayne Finance, L.L.C.	Delaware	23-3024250
ET Wayne Finance, Inc.	Delaware	23-3024252
PSLT GP, LLC	Delaware	57-1212440
PSLT OP, L.P.	Delaware	02-0718666
PSLT-BLC Properties Holdings, LLC	Delaware	36-4103821
Brookdale Living Communities of Arizona-EM, LLC	Delaware	36-4390859
Brookdale Living Communities of California, LLC	Delaware	36-4174019
Brookdale Living Communities of California-RC, LLC	Delaware	36-4255656
Brookdale Living Communities of California-San Marcos, LLC	Delaware	36-4400348
Brookdale Living Communities of Illinois-2960, LLC	Delaware	36-4390860
Brookdale Living Communities of Illinois-II, LLC	Delaware	36-4140070
BLC of California-San Marcos, L.P.	Delaware	36-4400350
Brookdale Holdings, LLC	Delaware	36-4140074

Name	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Brookdale Living Communities of Indiana-OL, LLC	Delaware	36-4309483
Brookdale Living Communities of Massachusetts-RB, LLC	Delaware	36-4255655
Brookdale Living Communities of Minnesota, LLC	Delaware	36-4105750
Brookdale Living Communities of New York-GB, LLC	Delaware	36-4390861
Brookdale Living Communities of Washington-PP, LLC	Delaware	36-4390858
The Ponds of Pembroke Limited Partnership	Illinois	36-3550345
River Oaks Partners	Illinois	36-3650842
PSLT-ALS Properties Holdings, LLC	Delaware	20-1574771
PSLT-ALS Properties I, LLC	Delaware	39-1912087

FORM T-1

Item 1.       GENERAL INFORMATION.  Furnish the following information as to the trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)        Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.       AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the trustee’s knowledge, the obligor is not in default under any Indenture for which the trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit Number
1	A copy of the Articles of Association of the Trustee.*

2	A copy of the certificate of authority of the Trustee to commence business.*

3	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4	A copy of the existing bylaws of the Trustee.*

5	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7	Report of Condition of the Trustee as of March 31, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.

9	A consent to service of process on Form F-X. Not applicable.

* Incorporated by reference to Registration Number 333-67188.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 5th day of August, 2005.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Jones
Name: Robert T. Jones
Title: Vice President

By:	/s/ Willaim Sicking
William Sicking
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  August 5th, 2005

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Jones
Robert T. Jones
Vice President

By:	/s/ William Sicking
William Sicking
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2005

($000’s)

3/31/2005

Assets
Cash and Due From Depository Institutions	$8,894,661
Federal Reserve Stock	0
Securities	42,846,194
Federal Funds	2,861,316
Loans & Lease Financing Receivables	125,284,459
Fixed Assets	1,780,370
Intangible Assets	10,263,150
Other Assets	8,917,028
Total Assets	$197,847,178

Liabilities
Deposits	$126,268,324
Fed Funds	10,290,860
Treasury Demand Notes	0
Trading Liabilities	144,277
Other Borrowed Money	27,701,315
Acceptances	91,307
Subordinated Notes and Debentures	6,814,193
Other Liabilities	6,028,535
Total Liabilities	$177,338,811

Equity
Minority Interest in Subsidiaries	$1,022,821
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,675,058
Total Equity Capital	$20,508,367

Total Liabilities and Equity Capital	$197,847,178

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Robert T. Jones
Vice President

Date:  August 5, 2005